EXHIBIT 32.1

Section 1350 Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Symmetry Medical Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

The Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2007 (the “Form 10-Q/A”) of the Corporation fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

April 23, 2008	/s/ Brian S. Moore
Brian S. Moore
Chief Executive Officer

/s/ Fred L. Hite
Fred L. Hite
Chief Financial Officer